                     SURGE COMPONENTS, INC. AND SUBSIDIARIES

                                  EXHIBIT 11.3

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                 August 31,                   August 31,
                                            2000          1999           2000          1999
                                            ----          ----           ----          ----
Basic earnings:

Net income                               $ 1,631,463   $   (20,054)   $   354,008   $   143,263
                                         -----------   -----------    -----------   -----------

Shares:
    Weighted common shares outstanding     4,949,049     4,857,713      4,984,207     4,858,958
    Employees stock options                       --            --             --            --
                                         -----------   -----------    -----------   -----------

Total weighted shares outstanding          4,949,049     4,857,713      4,984,207     4,858,958
                                         -----------   -----------    -----------   -----------

Basic earnings per common share          $       .33   $        --    $       .07   $       .03
                                         ===========   ===========    ===========   ===========

Diluted earnings:

Net income                               $ 1,631,463   $   (20,054)   $   354,008   $   143,263
                                         -----------   -----------    -----------   -----------

Shares:
    Weighted common shares outstanding     4,949,049     4,857,713      4,984,207     4,858,958
    Convertible debt                         865,926            --        865,926            --
    Employees stock options                1,501,316            --      1,501,316       126,072
                                         -----------   -----------    -----------   -----------

Total weighted shares outstanding          7,316,291     4,857,713      7,351,449     4,985,030
                                         -----------   -----------    -----------   -----------

Diluted earnings per common share        $       .22   $        --    $       .05   $       .03
                                         ===========   ===========    ===========   ===========